SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 16, 2003
                                                --------------------------------

Commission       Registrant, State of Incorporation,      I.R.S. Employer
File Number      Address and Telephone Number             Identification No.

1-3526           The Southern Company                     58-0690070
                 (A Delaware Corporation)
                 270 Peachtree Street, N.W.
                 Atlanta, Georgia 30303
                 (404) 506-5000


001-11229        Mississippi Power Company                64-0205820
                 (A Mississippi Corporation)
                 2992 West Beach
                 Gulfport, Mississippi 39501
                 (228) 864-1211

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Item 5.       Other Events and Regulation FD Disclosure.

         On December 5, 2003, Mississippi Power Company ("Mississippi Power") filed a request with the Mississippi Public Service Commission ("MPSC") to modify certain provisions of its Performance Evaluation Plan and to reclassify as jurisdictional resources the 266 MW of leased capacity from Plant Daniel Units 3 and 4 not currently included in the retail ratemaking process. As discussed in Management's Discussion and Analysis and Note N to the condensed financial statements in The Southern Company's and Mississippi Power's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2003, Mississippi Power previously had a long-term wholesale power contract with a subsidiary of Dynegy, Inc. This contract terminated effective October 31, 2003 and Mississippi Power recorded contract termination revenues of approximately $62.1 million.

         On December 16, 2003, the MPSC agreed to conduct an investigation to evaluate Mississippi Power's requests and, as requested by Mississippi Power, issued an interim accounting order directing Mississippi Power to establish a regulatory liability in the amount of approximately $60.3 million. Mississippi Power will record the related expense to recognize this regulatory liability in December 2003.

         Mississippi Power expects the MPSC to complete its evaluation and investigation and to issue a final order in these matters during the first half of 2004.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     December 18, 2003           THE SOUTHERN COMPANY


                                      By    /s/W. Dean Hudson
                                             W. Dean Hudson
                                              Comptroller


                                      MISSISSIPPI POWER COMPANY


                                      By    /s/Wayne Boston
                                             Wayne Boston
                                          Assistant Secretary